UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2009

MONSTER WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34209	13-3906555
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 351-7000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) At the 2009 Annual Meeting of Stockholders of Monster Worldwide, Inc. (the “Company”) held on June 22, 2009, the Company’s stockholders, upon the recommendation of the Company’s Board of Directors (the “Board”), approved an amendment to the Monster Worldwide, Inc. 2008 Equity Incentive Plan (as amended, the “2008 Plan”) to increase the number of shares of common stock available for grant under the 2008 Plan by 2,710,000 shares. The Board had previously adopted the amendment to the 2008 Plan, subject to stockholder approval, on April 28, 2009.

A description of the 2008 Plan is included as part of Proposal 2 in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2009 (the “Proxy Statement”). The description of the 2008 Plan contained in the Proxy Statement is qualified in its entirety by the full text of the 2008 Plan, which is filed as Annex A to the Proxy Statement and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.1	Monster Worldwide, Inc. 2008 Equity Incentive Plan, as amended on April 28, 2009 (filed as Annex A to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 29, 2009 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC. (Registrant)

By:	/s/ Michael. C. Miller
Name:	Michael C. Miller
Title:	Executive Vice President, General Counsel and Secretary

Date: June 24, 2009

EXHIBIT INDEX

10.1	Monster Worldwide, Inc. 2008 Equity Incentive Plan, as amended on April 28, 2009 (filed as Annex A to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 29, 2009 and incorporated herein by reference).